SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

Date of Report (date of earliest event reported): September 11, 2013

PSB HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

WISCONSIN	0-26480	39-1804877
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification
incorporation)		Number)

1905 STEWART AVENUE
WAUSAU, WI 54401
(Address of principal executive offices, including Zip Code)

(715) 842-2191
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 23.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2 – Financial Information

Item 2.06.

Material Impairments

On September 11, 2013, PSB Holdings, Inc. (“PSB”) issued a news release announcing that it had identified a commercial line of credit secured primarily by a pledge of grain inventory collateral and grain warehouse receipts on which a significant credit loss will be recorded during the September 2013 quarter.  PSB reached the conclusion that a credit loss would be recorded on September 5, 2013, when operations and assets of the borrower were seized by the United States Department of Agriculture after PSB and other unrelated lenders discovered significantly less grain inventory collateral owned than the amounts stated in the borrower’s financial statements, inventory records, and other collateral documents provided to lenders.

PSB has made an initial estimated range of loss of $2.3 million to $3.3 million on the total loans receivable due from the borrower of $3.3 million.  PSB will also incur certain legal fees and other collection costs in connection with its attempts to collect the outstanding loan receivable, although the range of amounts to be incurred are unable to be determined at this time.

A news release issued by PSB relating to the anticipated credit loss is attached as Exhibit 99.1 and incorporated by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01

Financial Statements and Exhibits

Exhibit 99.1

News release dated September 11, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSB HOLDINGS, INC.

Date:  September 11, 2013

By:  SCOTT M. CATTANACH

Scott M. Cattanach

Treasurer

EXHIBIT INDEX

to

FORM 8-K

of

PSB HOLDINGS, INC.

dated September 11, 2013

Pursuant to Section 102(d) of Regulation S-T

(17 C.F.R. Section 232.102(d))

99.1

News release dated September 11, 2013